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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF KIRKLAND & ELLIS LLP]

To Call Writer Directly:
   (212) 446-4800


                             ,2004


Town Sports International Holdings, Inc.
888 Seventh Avenue
New York, NY  10106

                  Re: Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to Town Sports International Holdings, Inc., a Delaware corporation (the "Registrant"), in connection with the proposed registration by the Issuer of $213,000,000 in aggregate principal amount at maturity of the Issuer's 11% Senior Exchange Discount Notes due 2014 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Exchange Notes are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of February 4, 2004 by and among the Issuer, the Guarantors and The Bank of New York, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuer's 11% Senior Discount Notes due 2014 (the "Old Notes"), of which $213,000,000 in aggregate principal amount at maturity is outstanding.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation and Bylaws of the Registrant, (ii) minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the Exchange Notes, (iii) the Indenture and (iv) the Registration Statement.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

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                  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                  (i) Town Sports International Holdings, Inc. is a corporation validly existing under the laws of the State of Delaware.

                  (ii) The Registrant has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.


                  (iii) The execution and delivery of the Indenture by the Registrant and the performance of its obligations thereunder, has been duly authorized by Registrant, and does not conflict with the articles of incorporation, bylaws or any applicable provision of New York or Delaware law or require any consent of any Delaware governmental authority.


                  (iv) When (a) the Registration Statement becomes effective, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes and the Guarantees will be validly issued and binding obligations of the Registrant.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                  Our advice on every legal issue addressed in this letter is based on exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder or the federal law of the United States.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

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                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                         Yours very truly,

                                         KIRKLAND & ELLIS LLP